Exhibit 10.43

GLOBAL KOMUNIKACIJE d.o.o. Zagreb, Ulica grada Vukovara 269 d, represented by the procurator Ms. Darinka Bakran,

on one side,

and

NOVA TV d.d. Zagreb, Remetinečka c. 139, represented by the chairman of the Board Mr. Marijan Jurenec, who is represented by Mr. Dražen Mavrić by the special power of attorney dated 26/11/2007 (the twenty-sixth of November two thousand and seven), and the member of the Board Mr. Dražen Mavrić,

OPERATIVNA KOMPANIJA d.o.o. Rijeka, Nikole Tesle 2, represented by the director Mr. Tadej Horžen and the temporary manager Mr. Neven Čičko,

on the other side,

have concluded today the following

A G R E E M E N T

DEFINITIONS

Article 1

1.1. For the purposes of this Agreement, the terms stated herein below shall have the meaning and the content as determined by this Article:

"Creditor": GLOBAL KOMUNIKACIJE d.o.o. Zagreb, Ulica grada Vukovara 269, entered in the register of the Commercial Court in Zagreb, under the registration No. of entity (MBS): 080020111.

"Jointly and Severally Liable Debtors":

NOVA TV d.d. Zagreb, Remetinečka c. 139, entered in the register of the Commercial Court in Zagreb, under the registration No. of entity (MBS): 080222668.

OPERATIVNA KOMPANIJA d.o.o. Rijeka, Nikole Tesle 2, entered in the register of the Commercial Court in Rijeka, under the registration No. of entity (MBS): 080354416.

"Debtor":

NOVA TV d.d. Zagreb, Remetinečka c. 139, entered in the register of the Commercial Court in Zagreb, under registration No. of entity (MBS): 080222668.

"Parties" are Jointly and Severally Liable Debtors, or one Jointly and Severally Liable Debtor or Debtor on one side, and the Creditor on the other side.

"Affiliated Person" is any natural person or legal entity who is the present or former founder, shareholder, or member of the company, director or procurator of a Party, as well as any other natural person or legal entity directly or indirectly controlling the "Creditor" or "Jointly and Severally Liable Debtors", or who is under their direct or indirect control. Control implies the possibility of influencing the management of the company directly or indirectly, and/or the circumstance of direct or indirect holding of a business share or shares of the company. Appointed Affiliated Persons of the Creditor and of the jointly and Severally Liable Debtors are also considered Affiliated Persons.

"Appointed Affiliated Persons of the Creditor" are GRP MEDIA d.o.o., Zagreb, NARVAL AM d.o.o., Zagreb, STUDIO MILLENIUM d.o.o., Zagreb, together with their subsidiaries and affiliated companies, and Mr. Ivan Ćaleta from Zagreb, director of the Creditor, Mr. Richard Anthony Sheldon from Great Britain, London W14 8NL, 12 Tollard House, 388 Kensington High Street, Mr. Damir Tus from Crikvenica, SAD 3, Mr. Neven Čičko from Zagreb, Mikulići 145, Mr. Ivan Blažičko from Zagreb, P.P. Njegoša 6, Ms. Darinka Bakran from Zagreb, Braće Korenika 2, Mr. Vlado Pukanić from Velika Gorica, N. pl. Škrleca Lomničkog 1, Ms. Ana-Marija Crnojević from Zagreb, former member of the board of NOVA TV d.d., Mr. Vjenceslav Bacci from Split, Drvenička 21, who are, for the purposes of this Agreement, exclusively considered Affiliated Persons of the Creditor.

"Appointed Affiliated Persons of the Jointly and Severally Liable Debtors" are CME Media Enterprises B.V. and Central European Media Enterprises Ltd, together with their subsidiaries and affiliated companies, Mr. Marijan Jurenec from the Republic of Slovenia, Radomlje, Prečna ulica No. 1, Mr. Tadej Horžen from the Republic of Slovenia, 8263 Cerklje ob Krki, Cerklje ob Krki 72, Mr. Dražen Mavrić from Zagreb, Srebrnjak 119a, Mr. Branko Čakarmiš from the Republic of Slovenia, 5271 Vipava, Cesta 18. aprila 3.

"Obligation of the Affiliated Person" is any such obligation defined herein as obligation of a Party or Parties, for which, due to the nature of the obligation and to the circumstances, an Affiliated Person may also be responsible, as well as any obligation for which an Affiliated Person may explicitly be responsible under this Agreement. The Obligation of the Affiliated Person is also to act in accordance with all the provisions of this Agreement, in order to fulfil its purpose. The Obligation of the Appointed Affiliated Person of the Creditor and of the Jointly and Severally Liable Debtors, which persons are stated in Art. 7.3. hereof, is also to give a true and complete Statement of the Affiliated Person, with the obligatory wording as in Schedule 3 hereof.

"Existing business or other legal relation of the Parties" is any existing business or legal relation of the Parties or of the Parties and Affiliated Persons of the other side, which includes, but is not limited to acts, legal basis of acts, cases, claims, debts, amounts of moneys, accounts, guarantees, securities, liabilities, contracts, contested claims, agreements, promises, compensations of damages, breaches, violations, damages, judgments, legal remedies, motions, pledges and obligations, of any nature (legal, monetary or other), direct or indirect, determined or non-determined, known or unknown, suspected or unsuspected, fixed or current, hidden or not - such as could have been determined or shall be determined.

"Disputes"

A.        Dispute before the Commercial Court in Zagreb, filed under No. P-4250/2004, pursuant to the claim of OPERATIVNA KOMPANIJA d.o.o. against GLOBAL KOMUNIKACIJE d.o.o., represented by the attorney Tanja Vranjican and the substitute proxy, attorney Zoran Krajinović, and the counter-claim of GLOBAL KOMUNIKACIJE d.o.o., represented by the attorney Tanja Vranjican and the substitute proxy, attorney Zoran Krajinović, against OPERATIVNA KOMPANIJA d.o.o., in which dispute a non-final judgment of first instance was passed on 12/07/2006, rejecting the claim of OPERATIVNA KOMPANIJA d.o.o., and accepting the counter-claim of GLOBAL KOMUNIKACIJE d.o.o., pursuant to which OPERATIVNA KOMPANIJA d.o.o. is obliged to pay to GLOBAL KOMUNIKACIJE d.o.o. the amount of HRK 68,444,562.00 (sixty-eight million four hundred forty-four thousand five hundred and sixty-two Croatian kuna) with legal default interest from 01/12/2004 (the first of December two thousand and four) until repayment, which shall amount, on 30/09/2007 (the thirtieth of September two thousand and seven), to HRK 101,955,851.65 (hundred and one million nine hundred fifty-five thousand eight hundred fifty-one Croatian kuna and sixty lipa), and to compensate the costs of litigation in the amount of HRK 737,000.00 (seven hundred thirty-seven thousand Croatian kuna).

B.        Dispute before the Commercial Court in Zagreb, filed under No. P-4144/2005, pursuant to the claim of GLOBAL KOMUNIKACIJE d.o.o., represented by the attorney Tanja Vranjican, against NOVA TV d.d., in which dispute a non-final judgment of first instance was passed on 01/08/2006 (the first of August two thousand and six), accepting the claim of GLOBAL KOMUNIKACJE d.o.o., pursuant to which NOVA TV d.d. is obliged to pay to GLOBAL KOMUNIKACIJE d.o.o. the amount of HRK 68,444,562.00 (sixty-eight million four hundred forty-four thousand five hundred sixty-two Croatian kuna), with legal default interest from 01/12/2004 (the first of December two thousand and four) until repayment, which shall amount, on 30/09/2007 (the thirtieth of September two thousand and seven), to HRK 101,955,851.65 (hundred and one million nine hundred fifty-five thousand eight hundred fifty-one Croatian kuna and sixty lipa), and to compensate the costs of litigation in the amount of HRK 244,000.00 (two hundred forty-four thousand Croatian kuna).

C.        Dispute before the Commercial Court in Zagreb, filed under No. P-426/2007, pursuant to the claim of NOVA TV d.d. against GLOBAL KOMUNIKACIJE d.o.o., represented by the Law Firm Župić & Partners for the declaration of nullity, in which a non-final decision of first instance was passed, rejecting the claim of the plaintiff, and ordering him to compensate to the defendant the costs of litigation amounting to HRK 366,000.00 (three hundred sixty-six thousand Croatian kuna).

D.        Any other dispute or procedure between the Creditor and one or both Jointly and Severally Liable Debtors or their Affiliated Persons, filed before the court or another competent body, including bankruptcy or liquidation proceedings of a particular Party or of its Affiliated Person, procedures of adopting preceding and preliminary measures, administrative procedures, and disputes or other similar procedures.

E.        Any other dispute filed by the Creditor, his Appointed Affiliated Person and/or Jointly and Severally Liable Debtors, their Appointed Affiliated Persons, against the founders, directors, shareholders or members, proxies, procurators, and/or employees or former founders, directors, shareholders or members, proxies, procurators, and/or employees of the other side.

F.        Any preliminary measure, administrative procedure or other similar procedure filed by one side against the other, or initiated at the motion of one side against the other.

"New Amount of Obligation": the amount of EUR 7,500,000.00 (seven million five hundred thousand euro) in HRK counter value at the mid exchange rate of the Croatian National Bank at the end of the business day prior to the date of payment, as compensation of damage for termination of the Agreements from "Disputes A and B"

"Full Amount of Obligation": the amount of HRK 101,955,850.00 (hundred and one million nine hundred fifty-five thousand eight hundred and fifty Croatian kuna), as compensation of damage for termination of the Agreements from "Disputes A and B"

"Advertising Time": the advertising time at NOVA TV in the value of HRK 14,730,000.00 (fourteen million seven hundred thirty thousand Croatian kuna), on the date of its realisation - broadcasting at NOVA TV, which is being ceded as compensation of damage for termination of the Agreements from "Disputes A and B", to the "Creditor" without compensation, in accordance with the Agreement from Schedule 1, which is a component part hereof and which shall be signed simultaneously with the entry into force hereof, and the "Creditor" can use the ceded time for his clients, not later than 31/12/2009 (thirty first December two thousand and nine), in accordance with the conditions of the Agreement from Schedule 1.

SUBJECT OF THE AGREEMENT

Article 2

2.1. By this Agreement, the Parties resolve the "Disputes" and all of their mutual relations and claims created up to the date of conclusion hereof, including relations between a Party and Affiliated persons of the other Party or Parties, which arise from or could arise from or are connected with Disputes A through F, including the main claim, the interest, the costs of litigation and the costs of representation.

By this Agreement, the Parties also resolve all other existing mutual relations from the Existing business or other legal relation of the Parties, from which could arise any other claim, as well as any other monetary and non-monetary claim, regardless of whether such claim or claims are mature or non-mature, known or unknown, and whether the obligation already arose from it, or shall arise in the future. By the entry into force hereof, all of the mentioned claims are completely abolished, and the Parties simultaneously replace them with the new obligations of "Jointly and Severally Liable Debtors" or of the "Debtor" towards the "Creditor", which are regulated hereby, and which represent the obligation of payment of the "New Amount of Obligation" and the obligation of non-collectable cession of "Advertising Time".

2.2. Pursuant to the will of both Parties, this Agreement terminates all the existing and future obligations of the Parties arising from Disputes stated in A through F, including the main claim, the interest, the costs of litigation and the costs of representation, as well as any existing mutual obligations of the Parties, including any obligations between a Party and Appointed Affiliated Persons of the other Party or Parties, based on the "Existing business or other legal relation of the Parties", by replacing them with the obligation of payment of the "New Amount of Obligation" and of the cession of "Advertising Time". The claims of the companies NARVAL A.M. d.o.o., STUDIO MILLENIUM d.o.o. and of Mr. Richard Anthony Sheldon against NOVA TV d.d. from Art. 2.3. of the Agreement as described in Art. 7.2. hereof are not cancelled by the execution hereof.

2.3. "Jointly and Severally Liable Debtors" OPERATIVNA KOMPANIJA d.o.o. and NOVA TV d.d. undertake, not later than within 20 (twenty) business days from the date of entry into force (certification as to content) hereof, pursuant to Art. 7.1, but not prior to the fulfilment of the conditions from Art. 7.2. hereof, to pay the "New Amount of Obligation", by paying EUR 7,500,000.00 (seven million five hundred thousand euro) in HRK counter value at the mid exchange rate of the Croatian National Bank at the end of the business day prior to the date of payment, to the "Creditor", to the account of the "Creditor" GLOBAL KOMUNIKACIJE d.o.o., Zagreb, Ulica Grada Vukovara 269 d, account number: 2402006-1100500355, opened at Erste & Steiermärkische Bank d.d., Rijeka, branch office Zagreb, Ulica grada Vukovara 269 d, or in case of foreign remittance of the amount of EUR 7,500,000.00  (seven million five hundred thousand euro), by disbursement to the foreign exchange account of the "Creditor" GLOBAL KOMUNIKACIJE d.o.o., Zagreb, Ulica Grada Vukovara 269 d, open at Erste & Steiermärkische Bank d.d. Rijeka, branch office Zagreb, Ulica grada Vukovara 269 d, IBAN: HR 6924020061100500355, SWIFT code: ESBCHR22.

The stated amount may be paid in full or in part by any of the Jointly and Severally Liable Debtors, or by a third party on their behalf. The date of payment of the "New Amount of Obligation" shall be the date on which the irrevocable order was issued to the bank for the payment of the "New Amount of Obligation" to the above stated account, whereof the Creditor shall be informed by the Jointly and Severally Liable Debtors or by one of them, on the first business day after the issuing of the payment order, on the fax No. 00 3851 6184 892, and within 2 business days upon the issuing of the payment order, deliver to the same fax number and send by mail the confirmation of the bank of the payer that the funds were directed to the accounts of the Creditor, and the Creditor receives the funds to his account upon that order, unless the funds are not received on the account of the Creditor due to a preventable error or a fault of the bank.

2.4. Apart from the payment of the "New Amount of Obligation", by this Agreement the Jointly and Severally Liable Debtor NOVA TV d.d. cedes to the "Creditor" the "Advertising Time", for the purpose of which Nova TV d.d. and the Creditor shall conclude the agreement from Schedule 1 hereto, simultaneously with the signing and the certification as to content hereof, i.e. with its entry into force in accordance with Art. 7.1. The agreement from Schedule 1 shall not enter into force until the conditions from Art. 7.2. hereof has been fulfilled. The Parties mutually determine that OPERATIVNA KOMPANIJA d.o.o. is not a debtor nor a jointly and severally liable debtor of the obligation of Advertising Time.

2.5. The Parties state that neither of them has instituted nor shall institute any criminal proceedings against the other side, its Affiliated Person or present or former shareholders or members, founders, proxies, procurators, directors, or other employees of a Party or of an Affiliated Person, nor has it initiated nor shall initiate any procedure which might result in the declaration of penal or misdemeanour responsibility. The Parties state that, to their best knowledge, the same actions have not been performed by any of their Affiliated Persons nor by their present or former shareholders or members, founders, proxies, procurators, directors, or other employees.

2.6. The Parties mutually agree that every side is responsible to other sides for the damage caused by violations of the obligations of the Affiliated Person by its Affiliated Person. The responsibility shall be joint and several with the Affiliated Person who caused the damage if this Affiliated Person has undertaken, separately and directly, towards the injured Party to observe the Obligations of the Affiliated Persons. The Party is also responsible for the accuracy of the statement of its Appointed Affiliated Person, jointly and severally with its Appointed Affiliated Person.

2.7. The Parties mutually establish and guarantee that neither they nor their Affiliated Persons hold any other monetary or non-monetary claim against the other Party or against its Affiliated Person, other than the claims of the Creditor from this Agreement and the claims of the companies NARVAL A.M. d.o.o., STUDIO MILLENIUM d.o.o. and of Richard Anthony Sheldon against NOVA TV d.d., from Art. 2.3. of the Agreement as described in Art. 7.2. hereof, nor are they aware of any such claims of third parties against the other Party or against its Affiliated Person.

FULFILMENT

Article 3

3.1. In the event that this Agreement enters into force, and "Jointly and Severally Liable Debtors" fail to fulfil, upon maturity, their monetary obligation as determined by Art. 2.3. hereof, the "Creditor" shall, pursuant to this Agreement, be authorised to initiate enforcement proceedings, with the aim of enforcing the collection of the "Full Amount of Obligation", that is the amount of HRK 101,955,850.00 (hundred and one million nine hundred fifty-five thousand eight hundred and fifty Croatian kuna), reduced for the paid part of the "New Amount of Obligation" and for the value of the ceded and so-far realised (broadcast) Advertising Time. The Parties mutually determine that in case of enforced collection of the "Full Amount of Obligation", the obligation of "Advertising Time" from Art. 2.4., and the obligation of payment of the "New Amount of Obligation" from Art. 2.3. shall cease, and all the obligations of the Debtor and of Jointly and Severally Liable Debtors hereunder shall be considered fulfilled.

3.2. In the event that this Agreement enters into force, and the obligation of payment of the "New Amount of Obligation" is completely fulfilled, but the Debtor NOVA TV d.d. fails to fulfil its obligation as determined in Art. 2.4. hereof, the Creditor GLOBAL KOMUNIKACIJE d.o.o. shall be authorised under this Agreement - providing that he has previously informed NOVA TV d.d. in writing of the breach of the provision from Art. 2.4. and advised it to fulfil the obligation from the Agreement from Scehdule 1 hereof in an additional term of 10 (ten) business days - to initiate enforcement proceedings for enforcing the collection of the amount of EUR 2,000,000.00 (two million euro) in HRK counter value at the mid exchange rate of the Croatian National Bank on the date of issuance of payment order, reduced for the value of the ceded and realised (broadcast) "Advertising Time". The enforced collection terminates the obligation of "Advertising Time" from Art. 2.4., and all of the obligations of the Debtor and of Jointly and Severally Liable Debtors hereunder are considered fulfilled. The Parties mutually establish that, for the purpose of regulating the fulfilment of obligation of "Advertising Time", the data and the reports of the agency from Art. 3 par. 4 of the Agreement from Schedule 1 hereto, and the findings and the opinion of the auditor in accordance with Art. 4 of the Agreement from Schedule 1 hereof shall be considered relevant. Should Nova TV validly and reasonably terminate that Agreement prior to its term, in accordance with the provisions of the Agreement from Schedule 1 hereto, for reasons stated in Art. 14 of that Agreement, and in the manner provided by the same provision , the Creditor shall lose its right to the enforced payment of a 35% value of the remaining un-broadcast "Advertising Time", while the remaining un-broadcast time can be collected in accordance with the conditions of the Agreement from Schedule 1 hereto. A reasonable rejection by NOVA TV of the broadcasting of the advertisements, for reasons stated in the Agreement from Schedule 1 hereto shall not be deemed non-fulfilment of the contractual obligations of NOVA TV d.d.

DISPUTES

Article 4

4.1. By signing this Agreement and by its entry into force, the "Jointly and Severally Liable Debtors" withdraw and waive their claims set forth in the "Disputes" A and C, and are obliged to, on the first business day following the date of the signing hereof, inform the court that they withdraw and waive the claims set forth in "Disputes" A and C, and to that purpose, at certification as to content and the signing hereof, they shall deliver to the Creditor the corresponding original submissions on the withdrawal of the claim and on the waiving of the claims, and the court or other competent body may be informed thereof by the "Creditor", to which purpose he shall deliver to the court or to the competent body a copy of this settlement and of the corresponding submission.

4.2A. By signing this Agreement and by its entry into force, the "Creditor" withdraws and waives the claims set forth in "Disputes" A and B, and is obliged, on the first business day following the date of the singing hereof, inform the court that he withdraws the claim and waives the claims set forth in "Disputes" A and B, and to that purpose, at certification as to content and the signing hereof, he shall deliver to each of the Jointly and Severally Liable Debtors the corresponding original submissions on the withdrawal of the claim and on the waiving of the claim, and the court or other competent body may be informed thereof by the "Jointly and Severally Liable Debtors" or by one of them, to which purpose the Jointly and Severally Liable Debtors or one of them may deliver to the court or to other competent body a copy of this settlement and of the corresponding submission.

4.2B. The Parties are obliged to deliver to one another the corresponding submissions from Article 4.1. and 4.2A., with the evidence of their receipt at the competent court, not later than on the second business day following the entry into force hereof.

4.3. The Parties mutually undertake to additionally deliver any such document, deed etc., as might be necessary to the other Party for the termination of a Dispute, administrative procedure, Existing business or other legal relation, other than documents representing business secret. Each Party undertakes and guarantees to make certain that the Affiliated Persons and their respective successors and proxies perform and deliver every such additional deed, document, cession or guarantee, and to undertake all other actions as might be necessary or otherwise reasonably requested by the other Party, all of the above in order to confirm and ensure the rights and obligations stipulated herein, and in order for the effect hereof to be complete.

4.4. Each of the Parties shall bear its own costs of "Disputes".

4.5. If, pursuant to a final court decision or otherwise, other than under this Agreement or by a written amendment hereto certified as to content by the notary public, any Party or any of its Affiliated Persons, acquires the right to the fulfilment of any monetary or non-monetary claim described in Article 2.1. and/or Article 2.2. hereof, the Parties state that neither they nor any of their Affiliated Persons shall initiate any proceedings for the realisation of this right. The Parties also state that, should any bankruptcy or liquidation proceedings over Operativna kompanija d.o.o. be initiated after the entry into force hereof, neither they nor any of their Affiliated Persons shall file their claims in that procedure, other than the claims of the Creditor against Operativna kompanija pursuant to Art. 2.3. or Art 3.1. hereof. The Creditor guarantees and confirms that the rights, the claims, and the requests which he or his Affiliated Persons have against the Jointly and Severally Liable Debtors or their Affiliated Persons pursuant to Art. 2.1. and/or Art. 2.2. hereof, and which terminate that is are replaced with new obligations pursuant to these Articles, had not been transferred nor ceded to third persons prior to the entry into force hereof, and that the mentioned rights do not pertain to other persons on any grounds. The Creditor also confirms that, according to his best knowledge, such rights, claims, and requests have not been transferred to third persons by his other Affiliated Persons, nor do they share them with other persons on any grounds.

GOVERNING LAW

Article 5

5.1. Any dispute arising from this Agreement, which cannot be resolved by the Parties in an amicable manner, shall be resolved by the regular competent court in Zagreb, with Croatian law as governing law.

CERTIFICATION AS TO CONTENT

Article 6

6.1. The Parties undertake to submit this Agreement for confirmation (certification as to content) to a notary public, in order for the Agreement to acquire the nature of an enforcement deed.

6.2. "Jointly and Severally Liable Debtors" agree that, in the event that the "Jointly and Severally Liable Debtors" fail to fully pay the "New Amount of Obligation" upon maturity, the "Creditor" may, pursuant to this Agreement, initiate enforcement proceedings against one or both "Jointly and Severally Liable Debtors", for enforced collection of the "Full Amount of Obligation", that is of the amount of HRK 101,955,850.00 (hundred and one million nine hundred fifty-five thousand eight hundred and fifty Croatian kuna), reduced for the paid part of the "New Amount of Obligation", and for the value of the ceded and realised (broadcast) Advertising Time.

6.3. The amount of the due and unpaid claim of the "Creditor" from Art. 6.2. shall be determined by the "Creditor", by a written and certified statement, and by the confirmation of the bank of the "Creditor", by which the bank of the "Creditor" shall confirm that the "New Amount of Obligation" has not been paid to the bank account from Art. 2.3. hereof, within the term from Art. 2.3. hereof nor within 5 days after the lapse of that term, by the Jointly and Severally Liable Debtors and/or by a third party on behalf of Jointly and Severally Liable Debtors.

6.4. NOVA TV d.d. agrees that, in the event that NOVA TV d.d. fails to fulfil the obligations from the Agreement in Schedule 1 hereto, the "Creditor" GLOBAL KOMUNIKACIJE d.o.o. may, pursuant to this Agreement, upon maturity and after having advised as described under Art. 3.2., initiate enforcement proceedings against NOVA TV d.d. for enforced collection of the amount of EUR 2,000,000.00 (two million euro) in HRK counter value at the mid exchange rate of the Croatian National Bank on the date of issuance of the payment request, reduced for the value of the ceded and broadcast "Advertising Time", calculated in accordance with the provisions of the Agreement from Schedule 1.

6.5. The amount of the due and unpaid claim of the "Creditor" from Article 6.4. shall be determined by the "Creditor", by a written and certified statement, and by the findings and the opinion of an auditor from KPMG Croatia d.o.o. za reviziju, who shall, in accordance with Article 4 of the Agreement from Schedule 1 hereof, having examined the documentation of the Debtor Nova TV d.d., of the Creditors and of the relevant clients of the Creditors, confirm that the Debtor Nova TV d.d. has failed to grant the conditions of advertising pursuant to Art. 4 par. 1 of the Agreement from Schedule 1 hereof, or pursuant to the evidence of delivery of the media plan and the accepted offer to the Jointly and Severally Liable Debtor NOVA TV d.d., in the manner and within the term from Art. 5 and 6 of the Agreement from Schedule 1 hereof, and from the printout of GB NIELSEN MEDIA RESEARCH d.o.o., or of another agency as stipulated by Art. 3 par. 4 of the Agreement from Schedule 1 hereof, confirm that the ordered advertising has not been performed. The evidence of a duly performed obligation of cautioning the Debtor NOVA TV d.d. pursuant to Art. 3.2. hereof, and the findings and the opinion of the auditor from KPMG Croatia d.o.o. za reviziju, confirming the calculation of the mature and unpaid claim of the Creditor have to be enclosed to the statement of the Creditor, or of another internationally recognized auditor of an important reputation, with the adequate experience and with the authority to perform this  activity in the Republic of Croatia, if KPMG Croatia d.o.o. fails to draw the findings and the opinion within 39 business days, starting from the date on which the Creditor delivered to that auditor, by registered mail against receipt, the complete order for the drawing of the findings and of the opinion, together with all the documentation necessary for the drawing of the findings and of the opinion. The findings of the auditor do not have to be enclosed with the statement of the Creditor if the Creditor and the Debtor agree on the manner of calculation of the claim. In this case, the Creditor shall deliver the agreed calculation of the claim signed by the legal representatives of the Creditor and the Debtor Nova TV d.d.

ENTRY INTO FORCE

Article 7

7.1 This Agreement shall enter into force when it has been signed by the legal representatives of the Parties and by the temporary manager of the Jointly and Severally Liable Debtor OPERATIVNA KOMPANIJA d.o.o., and confirmed (certified as to content) by a public notary in the Republic of Croatia.

7.2. The obligation of payment of the "New Amount of Obligation" from Art. 2.3. hereof shall not become due before the Agreements (the texts of which, with the obligatory content thereof, are scheduled hereto as Schedule No. 2) between the companies Narval A.M. d.o.o., Studio Millenium d.o.o. and Mr. Richard Anthony Sheldon on one side and the company NOVA TV d.d. on the other side have been concluded and have entered into force. The Agreement described in Art. 2.4. hereof and enclosed as Schedule 1 shall not enter into force before the Agreements (the texts of which with the obligatory content thereof are scheduled hereto as Schedule No. 2) between the companies Narval A.M. d.o.o., Studio Millenium d.o.o. and Mr. Richard Anthony Sheldon on one side and the company NOVA TV d.d. on the other side have been concluded and have entered into force.

7.3. Simultaneously with the signing hereof, each Party shall hand over to the other Party the originals of the Statements, given in person or by certified powers of attorney of the proxies, of the following Affiliated Persons of the Creditor: GRP MEDIA d.o.o., Mr. Ivan Ćaleta from Zagreb, Mr. Damir Tus from Crikvenica, Mr. Neven Čičko from Zagreb, Mr. Ivan Blažičko from Zagreb, Ms. Darinka Bakran from Zagreb, Mr. Vlado Pukanić from Velika Gorica, with the wording as in the text from Schedule 3 hereof, certified as to content by a notary public, and the originals of the Statements of the following Affiliated Persons of the Jointly and Severally Liable Debtors: Mr. Marijan Jurenec from the Republic of Slovenia, Radomlje, Prečna ulica 1, Mr. Tadej Horžen from the Republic of Slovenia, 8263 Cerklje ob Krki, Cerklje ob Krki 72, Mr. Dražen Mavrić from Zagreb, Srebrnjak 119a, Mr. Branko Čakarmiš from the Republic of Slovenia, 5271 Vipava, Cesta 18. aprila 3, with the wording as in the text from Schedule 3 hereto, certified as to content by a notary public.

7.4. Simultaneously with the signing hereof, the Creditor delivers to the Jointly and Severally Liable Debtors the  Resignation of Mr. Neven Čičko from the position of the temporary manager of the Jointly and Severally Liable Debtor OPERATIVNA KOMPANIJA d.o.o., with the wording as in the text from Schedule 3 hereof, certified as to the signature of the person resigning by a Croatian notary public.

7.5. Simultaneously with the signing hereof, the Parties hand over to one another the submissions mentioned in Art. 4.1. and 4.2.A hereof.

FINAL PROVISIONS

Article 8

8.1. After the entry into force and the fulfilment hereof, the Parties shall inform the public thereof by a joint communication, emphasising the achievement of mutual satisfaction and understanding, and further successful cooperation. Should the one of the Parties or its Affiliated Person inform the public of this Agreement, of the agreement of the parties to this Agreement, or of the termination of Disputes, without the consent of the other Party, such act shall be considered disturbance of business performance of the other Party, and the provisions of the following Article 8.2 shall apply. If the public is notified of this Agreement, of the agreement of the parties to this Agreement, or of the termination of Disputes by an Affiliated Person of the Jointly and Severally Liable Debtor - Central European Media Enterprises Ltd, such conduct shall not be considered disturbance of business performance of the other Party, to the extent to which the respective person is obliged by law to perform such notification to the public, or forced to do so by the rules of the stock exchange on which its shares are quoted.

8.2. The "Creditor" and the "Jointly and Severally Liable Debtors" undertake that, after the conclusion and the entry into force hereof, neither they nor their Affiliated Persons shall directly or indirectly adversely affect or attempt to affect the business performance or disturb the business performance of the other side or disturb the business performance of the Affiliated Persons of the other side, regardless of whether the business performance takes place between the Parties, between the Parties and their Affiliated Persons or between any of the stated persons and third parties. Any reference by a Party and/or by its Affiliated Person before third parties, in public or before a competent court or body (other than if the Party refers to this Agreement before the competent court or body for protection from adverse influence on the business performance or due to disturbance of business performance of the respective Party or or its Affiliated Person), to the rights that cease pursuant to this Agreement, i.e. that are replaced by new obligations, or to these new obligations, which represents grounds for liability for damage of the other Party, is also considered disturbance of business performance of the other Party and/or its Affiliated Person. If a Party or its Affiliated Person causes damage to the other Party by its adverse influence in the manner described above, it is obliged to compensate this damage to the other Party.

8.3. The Parties mutually determine that, pursuant to Art. 2.6 hereof, each Party is also liable to the other Party for any damage incurred by the mentioned disturbance of business performance of the other Party, in the case that such disturbance was performed by acts or failures of its Affiliated Persons.

Article 9

9.1. The Parties mutually determine that the provisions of Art. 2.1., 2.2., and Art. 4.2. hereof shall not apply to any business relations of the Parties, as might arise between the Parties after the execution and certification as to content hereof.

9.2. The parties mutually establish that this agreement does not apply to the business cooperation between the Jointly and Severally Liable Debtor NOVA TV d.d. and the Affiliated Person of the Creditor, the company GRP Media d.o.o., regarding the advertising of the client Beiersdorf d.o.o. within the programme of the Jointly and Severally Liable Debtor NOVA TV d.d., under the conditions from the Investment Term Sheet signed for the period from 01/04/2007 (the first of April two thousand and seven) to 31/03/2009 (the thirty first of March two thousand and nine), from which business cooperation arose the debt of the company GRP Media d.o.o. against the Jointly and Severally Liable Debtor NOVA TV d.d., which on 31/10/2007 (the thirty first of October two thousand and seven) amounts to HRK 837,015.57 (eight hundred thirty-seven thousand fifteen Croatian kuna and fifty-seven lipa) (VAT included). This agreement also does not apply to the business cooperation between the Jointly and Severally Liable Debtor NOVA TV d.d. and the Affiliated Person of the Creditor, the company GRP Media d.o.o., referring to the advertising of the clients Grudska pivovara d.o.o. and UNDP - Zagreb (United Nations Development Program) and from which business cooperation arises the debt against the Jointly and Severally Liable Debtor NOVA TV d.d., which on 31/10/2007 (the thirty first of October two thousand and seven) amounts to HRK 121,113.67 (one hundred twenty-two thousand one hundred and thirteen Croatian kuna and sixty seven lipa) (VAT included).

Article 10

10.1. This Agreement has been concluded in 12 (twelve) copies in Croatian, four copies for each Party.

Article 11

11.1. In sign of acceptance of the rights and obligations hereunder, the "Creditor" and the "Jointly and Severally Liable Debtors" have set their hands to it.

In Zagreb, 26/11/2007

GLOBAL KOMUNIKACIJE d.o.o.

/s/ Darinka Bakran
Procurator, Ms. Darinka Bakran

NOVA TV d.d.

/s/ Dražen Mavrić

Chairman of the Board, Mr. Marijan Jurenec
by the proxy, Mr. Dražen Mavrić

/s/ Dražen Mavrić

Member of the Board, Mr. Dražen Mavrić

OPERATIVNA KOMPANIJA d.o.o.

/s/ Tadej Horžen
Director, Mr. Tadej Horžen

/s/ Neven Čičko
Temporary Manager, Mr. Neven Čičko